UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2010

TEXAS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1341 West Mockingbird Lane, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 647-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 27, 2010, Texas Industries, Inc. announced that it has priced an offering of $650 million aggregate principal amount of its 9 ¼% senior notes due 2020 at an offer price of 100%. The size of the offering was increased from the previously announced $600 million to $650 million.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

     99.1    Press Release dated July 27, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INDUSTRIES, INC. (Registrant)
July 27, 2010 (Date)	/s/ KENNETH R. ALLEN Kenneth R. Allen Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release dated July 27, 2010.